CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

EXHIBIT 4.26
AMENDMENT #2 TO MASTER TECHNOLOGY TRANSFER, MANUFACTURING AND CLINICAL SUPPLY SERVICVES AGREEMENT FOR BCMA CAR-T PRODUCT

    This amendment #2 (hereinafter “Amendment”) is effective as of the date of last signature below and entered into by and among Janssen Research & Development, LLC with registered offices at 920 US Route 202, Raritan, NJ 08869 (hereinafter referred to as “Company”), Legend Biotech USA Inc. with registered offices at 2101 Cottontail Lane, Somerset, NJ 08873 (hereinafter referred to individually as “Legend” and collectively with Company as “Collaboration Partners”) and Novartis Pharmaceuticals Corporation with registered offices at One Health Plaza, East Hanover, NJ 07936 (hereinafter referred to as “Provider”). Company, Legend and Provider may be hereinafter referred to collectively as the “Parties” and individually as a “Party”. This Amendment amends the Master Technology Transfer, Manufacturing and Clinical Supply Services Agreement for BCMA CAR-T Product with an Effective Date of April 12, 2023 by and among Company, Legend and Provider, as previously amended (the “Agreement”). All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Company, Legend and Provider find it in their respective interests to amend the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

1.Section 6.18.1 of the Agreement is hereby deleted in entirety and replaced with the following text:

“Company or Company’s authorized representative (including authorized Legend personnel) and any Regulatory Authority that regulates the Collaboration Partners may (i) during the Term and for [***] following any termination or expiration of this Agreement and, if later, the applicable Work Order, inspect and audit the Records of Provider and (ii) during the Term and, if later, until completion of any outstanding Work Orders, inspect and audit the Facility in accordance with this Agreement and the Quality Agreement; in each case, with respect to the Deliverables or Services (including the Provider Operating Documents) for the purpose of evaluating compliance with this Agreement, each Work Order, the Quality Agreement, and any Applicable Law. Routine audits by the Company shall be scheduled no more frequently than [***], on reasonable notice to Provider, while “for cause” audits may occur as needed. Company shall reasonably cooperate with the Provider’s audit procedures. Audits shall not include access or review of any information relating to any other customer of Provider.”

2.Except as specifically amended hereby, all terms of the Agreement remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall prevail.

[Signature page follows]

                Confidential                Page 1 of #NUM_PAGES#

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives, on the date set forth below, each Party acknowledging receipt of one copy.

The Parties explicitly agree to execute this Amendment by way of an electronic signature and agree this shall constitute a valid and enforceable agreement between the Parties. The present Amendment is made in pdf-version which is signed electronically by each Party.

Janssen Research & Development, LLC	Novartis Pharmaceuticals Corporation

By: [***] Name: [***] Title: [***] Date: March 15, 2024____________	By: [***] Name: [***] Title: [***] Date: March 8, 2024_____________

Legend Biotech USA Inc.

By: /s/ Ying Huang_____________ Name: Ying Huang Title: CEO Date: March 8, 2024_____________

                Confidential                Page 2 of #NUM_PAGES#